Exhibit 32.2

Certificate of the Chief Financial Officer of Mobileye Global Inc. pursuant to 18 U.S.C. §

1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

In connection with the Quarterly Report on Form 10-Q of Mobileye Global Inc. for the period ending April 1, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Anat Heller, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of Mobileye Global Inc.

Date: May 11, 2023
	By:	/s/ Anat Heller
Anat Heller Chief Financial Officer (Principal Financial and Accounting Officer)